UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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SPRINT NEXTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contact:

Doug Duvall, 571-287-8153

douglas.duvall@sprint.com

Investor Contact:

Brad Hampton, 800-259-3755

investor.relations@sprint.com

Sprint Provides Transaction Update

•	Sprint Receives Waiver from SoftBank

•	Sprint’s Board Will Proceed with Providing Non-public Information to DISH and Engage in Negotiations

•	Recommendation in Favor of the SoftBank Agreement Has Not Changed

OVERLAND PARK, Kan. — May 20, 2013 — Sprint Nextel (NYSE: S) today announced that it has received from SoftBank Corp. (“SoftBank”) a waiver of various provisions of the merger agreement between Sprint and SoftBank. The waiver will permit Sprint and its representatives to furnish non-public information concerning Sprint to DISH Network Corp. (“DISH”) and to engage with DISH in discussions and negotiations regarding its proposal made on April 15, 2013. Prior to furnishing non-public information to DISH, Sprint will enter into a confidentiality agreement with DISH containing customary limitations on the use and disclosure of all non-public written and oral information furnished to DISH by or on behalf of Sprint.

Pursuant to the existing merger agreement with SoftBank, subject to certain requirements, the Sprint Board of Directors has the right to terminate the existing merger agreement in order to accept a Superior Offer (as defined in the merger agreement). The Sprint Board of Directors has not determined that the DISH proposal in fact constitutes a Superior Offer under the existing merger agreement, and there can be no assurance that the DISH proposal will ultimately lead to a Superior Offer. The Sprint Board of Directors has not changed its recommendation with respect to, and continues to support, the company’s pending transaction with SoftBank.

The Sprint Board of Directors will, consistent with its fiduciary duties and in consultation with its financial and legal advisors, continue to evaluate the DISH proposal and discuss the proposal with DISH and SoftBank, as appropriate. Subject to applicable laws and regulations, Sprint’s Board of Directors undertakes no obligation to provide updates or make further statements regarding the DISH proposal, any revised proposals that may be received from either DISH or SoftBank, or the status of discussions with either of them, unless and until definitive agreements are reached or discussions are terminated.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint No. 1 among all national carriers in customer satisfaction and most improved, across all 47 industries, during the last four years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”), and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions or that the required approval by Sprint’s stockholders for the SoftBank transaction or Clearwire’s stockholders for the Clearwire transaction may not be obtained; (2) there may be a material adverse change of Sprint or the business of Sprint may suffer as a result of uncertainty surrounding the transactions; (3) the transactions may involve unexpected costs, liabilities or delays; (4) the legal proceedings that may have been initiated, as well as any additional legal proceedings that may be initiated, related to the transactions; and (5) other risk factors as detailed from time to time in Sprint’s and Clearwire’s reports filed with the SEC, including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012, and the risk factors set forth in the Registration Statement on Form S-4, of which this proxy statement-prospectus is a part, which are available on the SEC’s web site (www.sec.gov). There can be no assurance that the transactions will be completed, or if it completed, that such transactions will close within the anticipated time period or that the expected benefits of the transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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